Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Perfectenergy International Limited (formerly known as Crestview Development Corporation) pertaining to our firm included under Item 4.01 of Form 8-K filed on September 4, 2007 and Form 8-K/A Amendment #1 to be filed on September 6, 2007 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Jewett, Schwartz, Wolfe & Associates
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JEWETT, SCHWARTZ, WOLFE & ASSOCIATES September 5, 2007